As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3078125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd

Newark, CA 94560

(510) 456-4000

(Address of principal executive offices, including zip code)

2013 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Kenneth B. Stratton, Esq.

General Counsel

StemCells, Inc.

7707 Gateway Blvd

Newark, CA 94560

(510) 456-4000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marko Zatylny, Esq.

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	9,000,000(2)	$1.35(3)	$12,150,000.00	$1564.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Represents (i) shares of Common Stock reserved for issuance upon the exercise of equity awards to be granted pursuant to the 2013 Equity Incentive Plan, plus (ii) up to an additional 3,000,000 shares of Common Stock that may be added pursuant to the “evergreen” provision contained in the 2013 Equity Incentive Plan. The “evergreen” provision provides that on each January 1 (beginning January 1, 2015) an additional number of shares equal to 4% of then-outstanding shares of the Registrant will be added to the shares authorized for issuance under the 2013 Equity Incentive Plan.
(3)	The offering price per share of $1.35 has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the common stock, par value $0.01 per share, as reported on the Nasdaq Capital Market on April 3, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant to register nine million (9,000,000) shares of common stock, $0.01 par value per share, issuable from time to time pursuant to the 2013 Equity Incentive Plan approved by the stockholders of the Registrant on December 20, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The	Registrant hereby incorporates the following documents herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 13, 2014.

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2014.

(c)	The description of the common stock of the Registrant contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 3, 1998 (File No. 000-19871), including all amendments and reports filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits, in general, a Delaware corporation, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the face that or she is or was a director, or officer, of the corporations, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation by or in the right of the corporation as well, but only to the extent of expenses (including attorneys fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation provides that the Company’s Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined.

The Company’s restated certificate of incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit

3.1	Restated Certificate of Incorporation of the Registrant. (1)

3.2	Certificate of Amendment filed with the State of Delaware on July 1, 2011. (2)

3.3	Certificate of Amendment filed with the State of Delaware on December 20, 2013. (3)

3.4	Amended and Restated By-Laws of the Registrant. (4)

4.1	2013 Equity Incentive Plan. (5)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

(1)	Filed on the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 15, 2007 and incorporated herein by reference.
(2)	Filed as Schedule 1 of the registrant’s Proxy Statement filed on May 17, 2011 and incorporated herein by reference.
(3)	Filed as Appendix I of the registrant’s Proxy Statement filed on October 31, 2013 and incorporated herein by reference.
(4)	Filed as an Exhibit 3.(ii) of the registrant’s Form 8-K on May 7, 2007 and incorporated herein by reference.
(5)	Filed as Appendix II of the registrant’s Proxy Statement filed on October 31, 2013 and incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newark, state of California, on April 4, 2014.

STEMCELLS, INC.

By:	/s/ Martin M. McGlynn
Name: Martin M. McGlynn
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin M. McGlynn and Gregory Schiffman, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by StemCells, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin M. McGlynn Martin M. McGlynn	President, Chief Executive Officer and Director	April 4, 2014

/s/ Gregory Schiffman Gregory Schiffman	Chief Financial Officer (Principal Financial Officer)	April 4, 2014

/s/ George Koshy George Koshy	Chief Accounting Officer (Principal Accounting Officer)	April 4, 2014

/s/ John J. Schwartz, Ph.D. John J. Schwartz, Ph.D.	Director, Chairman of the Board	April 4, 2014

/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Director	April 4, 2014

/s/ Ricardo B. Levy, Ph.D. Ricardo B. Levy, Ph.D.	Director	April 4, 2014

/s/ R. Scott Greer R. Scott Greer	Director	April 4, 2014

/s/ Irving L. Weissman, M.D. Irving L. Weissman, M.D.	Director	April 4, 2014

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation of the Registrant. (1)

3.2	Certificate of Amendment filed with the State of Delaware on July 1, 2011. (2)

3.3	Certificate of Amendment filed with the State of Delaware on December 20, 2013. (3)

3.4	Amended and Restated By-Laws of the Registrant. (4)

4.1	2013 Equity Incentive Plan. (5)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

(1)	Filed on the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 15, 2007 and incorporated herein by reference.
(2)	Filed as Schedule 1 of the registrant’s Proxy Statement filed on May 17, 2011 and incorporated herein by reference.
(3)	Filed as Appendix I of the registrant’s Proxy Statement filed on October 31, 2013 and incorporated herein by reference.
(4)	Filed as an Exhibit 3.(ii) of the registrant’s Form 8-K on May 7, 2007 and incorporated herein by reference.
(5)	Filed as Appendix II of the registrant’s Proxy Statement filed on October 31, 2013 and incorporated herein by reference.